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                                                                    EXHIBIT  4.1

                     [FORM OF FACE OF WARRANT CERTIFICATE]


No. WA-                                       Warrants
Cusip No.
          --------------


                              VOID AFTER
                                         ---------

              REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE

                            Cable-Sat Systems, Inc.


This certifies that FOR VALUE RECEIVED
or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value per share (a "Share") of Cable-Sat Systems, Inc., a Florida corporation (the "Company"), at any time until the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of six dollars ($6.00) (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Cable-Sat Systems, Inc.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, by and among the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and/or the number of Shares subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional Shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
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The term "Expiration Date" shall mean 5:00 P.M. (Eastern time) on ___________
or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to kcep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.



The Company, upon 30 days written notice to all registered holders of the Warrants of the Company, shall have the right to reduce the exercise price and/or extend the term of the Warrants. Upon written notice from the Company that the Company has given the aforementioned written notice, and receipt by the Warrant Agent from the Company of a copy of such written notice, the Warrant Agent may, if upon consultation with the Company it deems appropriate, effect the issuance of new Warrant Certificates to replace the outstanding Warrant Certificates so as to evidence the reduced exercise price and/or extended term.



This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with a $7.00 transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.



Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.


This Warrant may be redeemed at the option of the Company, at a redemption price of $.25 per
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Warrant during the exercise period hereof on 30 days' prior written notice if the closing bid price for the Company's Common Stock, as reported on The Nasdaq SmallCap Market ("Nasdaq"), or the closing sale price as reported on a national or regional securities exchange, as applicable, for 30 consecutive trading days ending within 10 days of the notice of redemption of the Warrants, averages in excess of $12.00. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.25 per Warrant upon surrender of this Certificate. This Warrant may not be redeemed during the first year following its issuance without the consent of Barron Chase Securities, Inc.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.


This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida. This Warrant Certificate is not valid unless countersigned by the Warrant Agent

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.



CABLE-SAT SYSTEMS, INC.



Dated:                                    By:



By:



[seal]

Countersigned:
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AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent



By-
Authorized Officer

                         {BACK OF WARRANT CERTIFICATE]

NOTE: IN ORDER TO EXERCISE THIS WARRANT, THE "FORM OF EXERCISE" BELOW MUST BE
          COMPLETED BY THE REGISTERED HOLDER AND DELIVERED TOGETHER WITH THE FULL PURCHASE PRICE FOR THE SECURITIES TO BE PURCHASED. TO THE CORPORATION'S WARRANT AGENT, AMERICAN STOCK TRANSFER COMPANY, 40 WALL STREET, NEW YORK, N.Y. 10005

Cable-Sat Systems, Inc.
c/o American Stock Transfer Company


              FORM OF EXERCISE - REDEEMABLE STOCK PURCHASE WARRANT

    (To be executed by the holder desiring to exercise the right to purchase
              Shares evidenced by the within Warrant certificate)

The undersigned hereby exercises the right to purchase _________ shares of Common Stock evidenced by the within Warrant Certificate according to the terms and conditions thereof and herewith makes payment of the purchase price in full. Kindly issue all shares in accordance with the instructions given below.

Instructions for registration of stock

- --------------------------------------
Name (Please print in block letters)

- ------------------------------------------------------------------
Signature(s)

- ------------------------------------------------------------------
Street              City            State              Zip Code

- -----------------------------------------------------
Social Security or Taxpayer I. D. Number of Purchaser

- -----------------------------------------
Signature(s) Guaranteed



                                   ASSIGNMENT
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  (To be executed by the registered holder to effect a transfer of the within
                                   Warrant)



FOR VALUE RECEIVED                    hereby sell, assign, and transfer unto
                  -------------------

- ----------------------------------
(Name)

- --------------------------------------------------------
                              (Address)

the right to purchase Common Stock evidenced by the within Warrant, and do
hereby irrevocably constitute and appoint                            to transfer
                                         ----------------------------
the said right on the books of the Corporation with full power of substitution.

Dated :                                Signature
                                                -----------------------------
                                       Signature
                                                -----------------------------


Signature(s) Guaranteed:



NOTICE: The signature to assignment or the subscription form must correspond with the name(s) as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by an eligible guarantor institution which is a participant in a securities transfer association recognized program with a bond limit of $500.00 or more.